IMAX CORPORATION

Exhibit 23.2

CONSENT OF MCCARTHY TÉTRAULT LLP

Re: IMAX Corporation — Filing of Form S-8

The undersigned hereby consents to the filing of our opinion, addressed to the Division of Corporation Finance, Securities and Exchange Commission, as an exhibit to the Registration Statement of IMAX Corporation on Form S-8.

Date:	June 12, 2013

McCarthy Tétrault LLP

By:	/s/ Robert O. Hansen
Robert O. Hansen